Exhibit 99.1

NEWS RELEASE Contact: C. Michael Carter Phone: (818) 879-6801

Dole Announces Expiration of the “Go-Shop” Period and Termination of HSR Antitrust Waiting Period

WESTLAKE VILLAGE, California – September 11, 2013 – Dole Food Company, Inc. (NYSE: DOLE) today announced the expiration of the “go-shop” period provided for in its previously announced merger agreement with David H. Murdock, Dole’s Chairman and Chief Executive Officer. Dole did not receive any alternative transaction proposals from third parties during the 30 calendar-day go-shop period between August 11, 2013 and September 10, 2013 (12:01 a.m. Eastern time).

The transaction is expected to close during the fourth quarter of 2013, subject to approval by a majority of the outstanding shares of common stock owned by stockholders other than Mr. Murdock, customary regulatory approvals in certain countries, and other customary closing conditions as specified in the merger agreement. The Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the merger as of September 3, 2013. Following completion of the transaction, Dole will become a privately held company owned by Mr. Murdock, and its stock will no longer be listed for trading on the New York Stock Exchange.

Additional Information

Dole has filed a preliminary proxy statement and related materials with the SEC and, when completed, it intends to file a definitive proxy statement with the SEC and mail it to stockholders. This press release does not constitute a solicitation of any vote or approval in connection with the merger transaction, nor does it constitute an offer to purchase or a solicitation of an offer to sell shares of Dole common stock. Stockholders are urged to read carefully when they become available the proxy statement and any other relevant documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, because they will contain important information about Dole and the proposed merger. In addition to receiving the proxy statement from Dole by mail, stockholders will also be able to obtain the proxy statement, as well as other relevant documents, without charge, from the SEC by going to the SEC’s website at www.sec.gov or, without charge, from Dole by going to Dole’s Investor Relations website at http://investors.dole.com.

Dole and its executive officers, directors and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from Dole’s stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Dole in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about Dole’s executive officers and directors in its Annual Report on Form 10–K for the fiscal year ended December 29, 2012, and in its definitive annual stockholder meeting proxy statement filed with the SEC on Schedule 14A on April 12, 2013.

About Dole Food Company, Inc.

Dole Food Company, Inc., with 2012 revenues from continuing operations of $4.2 billion, is one of the world’s largest producers and marketers of high-quality fresh fruit and fresh vegetables. Dole is an industry leader in many of the products it sells, as well as in nutrition education and research. For more information, please visit www.dole.com or http://investors.dole.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to, the timing and anticipated completion of the proposed merger and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Dole and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks arising from the proposed merger’s diversion of management’s attention from Dole’s ongoing business operations; potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the proposed merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the proposed merger; the possibility that competing offers for the businesses will be made; the amount of the costs, fees, expenses and charges related to the merger agreement or proposed merger; the failure to obtain the necessary financing for the proposed merger; risks that Dole’s stock price may decline significantly if the proposed merger is not completed; and any changes in general economic and/or industry-specific conditions.

Certain of these and other risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by Dole with the SEC, including Dole’s Annual Report on Form 10-K under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Dole undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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